Biotricity Reviews Fiscal Year 2017 Milestones and Outlines 2018 Goals

Company Provides Corporate Update and Issues First Ever Shareholder Letter

REDWOOD CITY, CA – April 3, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today provided a progress update for the end of the 2017 fiscal year which ended on March 31 2018, reported its 2018 goals, and issued its first ever shareholder letter.

“We are pleased with the progress we achieved during the past year, most notably receiving 510(k) clearance for our Bioflux device,” said Mr. Waqaas Al-Siddiq, Founder and CEO of Biotricity. “We remain deeply focused on continuing to advance our Bioflux 1.0 market entry, developing future applications in connected healthcare markets, and driving shareholder value. The remote patient monitoring industry is growing at an exponential rate and we believe our platform is poised to disrupt this space, offering a turnkey solution for patients and physicians.”

To view the Biotricity Shareholder Letter please visit: Biotricity Shareholder Letter

2017 Milestones Include:

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Achieved 510(k) clearance for Bioflux 1.0

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Closed a registered direct offering with existing shareholders

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Commenced extending the capabilities of the Company’s remote patient monitoring (RPM) platform with artificial intelligence (AI)

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Began to build its sales force and expanded pilot sites to accelerate market entry

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Received ethics approval to investigate mobile wireless fetal monitoring

2018 Goals:

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Launch Bioflux 1.0 by end of Q2, with first revenues expected in early Q3

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Begin clinical benchmarking of device level AI in Q3

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Deploy cloud-based AI for Bioflux 1.0 in Q3

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Complete Bioflux 2.0 development & prototyping and file 510(k) application with FDA by end of Q4Anticipate development of Biolife by end of Q3 with prototypes available by end of Q4

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Test and prototype Biotricity’s next remote patient monitoring solutions, with details to be announced in Q3

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List on a National Exchange

“This will be a fast-paced year for the Company with expectations for the first revenue recognition for Bioflux 1.0, the filing of our second 510(k), and the announcement of our next RPM market.”

To learn more, visit www.biotricity.com or follow on

Twitter: @biotricity_inc Facebook: facebook.com/biotricity/ or

LinkedIn: linkedin.com/company/biotricity-measuring-vitals

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

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